EXHIBIT INDEX

1.        Amendment No. 3 to Restated Agreement and Declearation of Trust

2. Management Agreement with Countrywide Investments, Inc. for the Short Term Government Income Fund

3. Management Agreement with Countrywide Investments, Inc. for the Intermediate Term Government Income Fund

4. Management Agreement with Countrywide Investments, Inc. for the Institutional Government Income Fund

5. Management Agreement with Countrywide Investments, Inc. for the Adjustable Rate U.S. Government Securities Fund

6. Management Agreement with Countrywide Investments, Inc. for the Global Bond Fund

7. Subadvisory Agreement between Countrywide Investments, Inc. and Rogge Global Partners plc for the Global Bond Fund

8.        Form of Management Agreement with Countrywide Investments, Inc.
          for the Money Market Fund and the Intermediate Bond Fund

9.        Underwriting Agreement with Countrywide Investments, Inc.

10.       Form of Underwriter's Dealer Agreement

11. Transfer Agency, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services, Inc.

12.       Accounting and Pricing Services Agreement with Countrywide Fund
          Services, Inc.

13. Administration Agreement between Countrywide Investments, Inc. and Countrywide Fund Services, Inc.

14.       License Agreement with Countrywide Credit Industries, Inc.

15.       Consent of Arthur Andersen LLP

16.       Consent of KPMG Peat Marwick LLP

17.       Plans of Distribution Pursuant to Rule 12b-1

18.       Form of Sales Agreement for Shares of Money Market Funds

19.       Form of Administration Agreement for Administration of
          Shareholder Accounts

20.       Financial Data Schedule for Money Market Fund

21.       Financial Data Schedule for Intermediate Bond Fund

22. Powers of Attorney for Donald L. Bodgon, M.D., Angelo R. Mozilo, John F. Seymour, Jr. and Sebastiano Sterpa